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Exhibit 3.2

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

        It is hereby certified that:

          1.     The name of the corporation (hereinafter called the "corporation") is DUR-O-WAL, INC.

          2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

          3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

        Signed on February 4, 2003

/s/ JAIME TARONJI Jaime Taronji, Vice President

CERTIFICATE OF INCORPORATION
OF
PARKER-PETRIE, INC.

(A Close Corporation)

* * * * *

        1.     The name of the corporation is PARKER-PETRIE, INC.

        2.     The address of its registered office in the State of Delaware in No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is twenty thousand (20,000) shares of Common stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

        The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          Shares of stock of this corporation are to be issued and held by each and every stockholder of this corporation upon and subject to the following terms and conditions:

            All of the issued and outstanding stock of all classes shall be held of record by not more than thirty (30) persons, as defined in section 342 of the General Corporation Law; and the corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

            All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by section 202 of the Delaware General Corporation Law.

            The holders of Common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of Common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

        5.     The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
K. L. Husfelt	100 West Tenth Street Wilmington, Delaware 19801
B. A. Schuman	100 West Tenth Street Wilmington, Delaware 19801
E. L. Kinsler	100 West Tenth Street Wilmington, Delaware 19801

        6.     The corporation is to have perpetual existence.

        7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8.     Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring, and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto act our hands this 24th day of December, 1980.

/s/ K. L. HUSFELT K. L. Husfelt
/s/ B. A. SCHUMAN B. A. Schuman
/s/ E. L. KINSLER E. L. Kinsler

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CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
OF
DUROWALL, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF
DELAWARE ON JANUARY 12, 1981, AND
RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS
FOR NEW CASTLE COUNTY, DELAWARE,
ON JANUARY 12, 1981

* * * * *

        DUROWALL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

          1.     The name of the corporation is DUROWALL, INC.

          2.     That a certificate of Amendment was filed by the Secretary of State of Delaware on January 12, 1981 and recorded in the office of the Recorder of Deeds of New Castle County on January 12, 1981 and that said certificate requires corrections as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

          3.     The inaccuracy or defect of said certificate to be corrected is as follows:

            The new corporate name was incorrectly set forth as DUROWALL, INC., whereas it should have been stated as DUR-O-WAL, Inc.

          4.     Section First of the certificate is corrected to read as follows:

            "The name of the corporation is DUR-O-WAL, Inc.

        IN WITNESS WHEREOF, said DUROWALL, INC. has caused this certificate to be signed by Edwin C. Parker its President and attested by R. Douglas Petrie its Secretary this 10th day of February, 1981.

DUROWALL, INC.
		By	/s/ EDWIN C. PARKER President Edwin C. Parker
ATTEST:
By	/s/ R. DOUGLAS PETRIE Secretary R. Douglas Petrie

Certificate of Correction filed to correct a certain error in the Certificate of Amendment of "DUROWALL, INC.", filed in this office on January 12, 1981, as received and filed in this office the nineteenth day of February, A.D. 1981, at 10 o'clock A.M.

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING DURO ACQUISITION CO. INTO
DUR-O-WAL, INC.

        Duro Acquisition Co., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

          FIRST:    That this Corporation was incorporated on the 29th day of September, 1987, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

          SECOND:    That this Corporation owns all of the outstanding shares of the Common Stock, $1.00 par value par share, of DUR-O-WAL, INC. ("Dur-O-Wal"), a corporation incorporated on the 24th day of December, 1980, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said Common Stock.

          THIRD:    That this Corporation, by the following Resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board pursuant to Section 141(f) of the Delaware General Corporation Law on October 21, 1987, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself into said Dur-O-Wal:

            WHEREAS, this Corporation is the legal and beneficial owner of all of the outstanding shares of Capital Stock, $1.00 par value per share (the "Stock"), of DUR-O-WAL, INC., a Delaware corporation ("Dur-O-Wal"); and

            WHEREAS, this Corporation desires to merge itself into Dur-O-Wal, pursuant to the provisions of Section 253 of the General Corporation Law;

            NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of this Corporation) this Corporation merge and it hereby does merge itself into Dur-O-Wal, which will assume all of the obligations of this Corporation; and

            RESOLVED, that the terms and conditions of the merger are as follows: Upon the purposed merger becoming effective, the Certificate of Incorporation of the surviving corporation shall be amended to read in full as set forth in Exhibit I attached hereto; and each outstanding share of Stock owned of record by the Corporation shall cease to be outstanding, without any payment being made in respect thereof; and each outstanding share of Common Stock, $1.00 par value, of this Corporation shall be converted into the same number of shares of Common Stock, $1.00 par value, of Dur-O-Wal, and each outstanding share of the Series A Cumulative Preferred Stock, $100.00 par value, of this Corporation shall be converted into the same number of shares of the Series A Cumulative Preferred Stocked, $100.00 par value, of Dur-O-Wal, certificates for which shall be issued to the sole stockholder of this Corporation upon surrender to Dur-O-Wal of such stockholder's certificates formerly representing such shares of Common Stock and Series A Cumulative Preferred Stock of this Corporation; and that upon issuance of the shares of Common Stock and Series A Cumulative preferred Stock of Dur-O-Wal, such shares shall be deemed to be fully paid and non-assessable; and

            RESOLVED, that the proposed merger be submitted to the sole stockholder of this Corporation and that upon receiving the written consent of such stockholder the proposed merger shall be approved; and

            RESOLVED, that the President be and hereby is authorized to make and execute, and the Secretary be and hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these Resolutions providing for the merger of this Corporation into Dur-O-Wal, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of Delaware and a certified copy recorded in the office of the Recorder of Deeds for the County of New Castle and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

          FOURTH:    That the merger has been approved by the sole holder of all of the outstanding stock of this Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law of the State of Delaware.

          FIFTH:    (a) The total number of shares of stock which the Corporation has authority to issue is as follows:

Class	Number of Shares	Par value per share
Common	5550	$1.00
Series A Preferred	5450	$100.00
Preferred	100	$100.00

          (b)   The total number of shares of stock which Dur-O-Wal has authority to issue is as follows:

Class	Number of Shares	Par value per share
Common	20,000	$1.00

          (c)   The Certificate of Incorporation of Dur-O-Wal is amended to read in full as set forth in Exhibit 1 attached hereto and the attached Certificate of Incorporation can be certified separate and apart from this Certificate of Ownership and Merger.

        IN WITNESS WHEREOF, said Duro Acquisition Co. has caused this Certificate to be signed by its President and attested by its Secretary, this 21st day of October, 1987.

DURO ACQUISITION CO.
	By:	/s/ MARIO J. CATANI Mario J. Catani, President
ATTEST:
/s/ ROGER M. PETERSON Roger M. Peterson, Secretary

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CERTIFICATE OF INCORPORATION
OF
DUR-O-WAL, INC.

        FIRST:    The name of the Corporation is Dur-O-Wal, Inc.

        SECOND:    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The aggregate number of shares which the Corporation shall be authority to issue is 10,450 divided into 5,000 shares of Common Stock of the par value of $1.00 per share and 5,450 shares of Series A Cumulative Preferred Stock of the par value of $100.00 per share (the "Series A Preferred").

        FIFTH:    The Series A Preferred shall have the powers, preferences and rights and the qualifications, limitations or restrictions thereon as follows:

          1.    Preference.    The preferences of each share of Series A Preferred with respect to dividend payments and distributions of the Corporation's assets upon redemption and upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred from time to time outstanding in every respect. The preferences of Series A Preferred in relation to all other equity Securities, whether now or hereafter authorized, shall be as stated herein.

          2.    Voting Rights.    Except as otherwise provided herein or by law, the Holder of each outstanding share of Series A Preferred shall have no voting rights.

          3.    Dividend Rights.    The Holders of the Series A Preferred shall be entitled to receive cash dividends, when and as declared by the Board out of funds legally available for such purpose, in an amount equal to $60.00 per share per annum, and no more. Dividends shall be payable quarterly on the 15th day of January, April, July, and October in each year, unless such day is a non-business day, in which event on the next business day, commencing on the first such date after the issuance of the Series A Preferred, to Holders of record at 9:00 A.M., Central Time, on the payment date. Dividends shall be cumulative and shall accrue on each share of Series A Preferred from the date of issue thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

          4.    Redemption at Option of the Corporation.    The Corporation shall have the right to redeem shares of Series A Preferred pursuant to the following provisions:

            (A)  The Corporation shall have the right, at its sole option and election, to redeem the shares of the Series A Preferred, in whole or in part, at any time and from time to time at a redemption price of $1,000.00 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to the Redemption Date (defined below) (the "Redemption Amount").

            (B)  If less than all of the outstanding Series A Preferred are to be redeemed, the shares so to be redeemed shall be selected by lot, pro-rata or in such other manner as the Board may determine to be fair and proper.

            (C)  Notice of any redemption of the Series A Preferred shall be mailed at least twenty, but not more than sixty, days prior to the date fixed for redemption (the "Redemption Date") to each Holder of the Series A Preferred to be redeemed at such Holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series A Preferred, the Board may fix a record date for the determination of Holders of Series A Preferred to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series A Preferred, not more than sixty days prior to the Redemption Date.

            (D)  On or before the Redemption Date, each Holder of Series A Preferred shall surrender the certificate or certificates for such Series A Preferred held by such Holder to the Corporation for redemption. On the Redemption Date, the Corporation shall pay the Redemption Amount to each Holder who has surrendered such Holder's certificate or certificates for Series A Preferred. In the event that a Holder fails to surrender such Holder's certificate or certificates for the Series A Preferred, the Corporation may place the Redemption Amount in an escrow account for the benefit of such Holder and thereafter the Corporation may deem such Holder to have ceased to be a Holder of Series A Preferred, to the extent the Corporation has redeemed such Holder's Series A Preferred, and the Corporation may deem itself to be the Holder of such redeemed shares of Series A Preferred.

            (E)  If the Corporation shall redeem less than all of the outstanding Series A Preferred, the Corporation shall on the Redemption Date also deliver to the Holder of the shares being redeemed a certificate, of like tenor with the certificate or certificates surrendered, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares redeemed.

            (F)  All redemptions under this Section 4 shall be deemed to have been made at the close of business on the Redemption Date.

          5.    Redemption at Option of Holder.

            (A)  To the extent permitted by applicable law and subject to the provisions of any loan agreement with respect to borrowed money to which the Corporation is a party, on November 1, 1997 (the "Holder Redemption Date"), each Holder of the Series A Preferred shall have the right, at the sole option and election of such Holder, to require the Corporation to redeem some or all of the Series A Preferred held by such Holder on such date at a purchase price in cash equal to the sum of (i) $1,000.00 per share, plus (ii) an amount equal to all accrued and unpaid dividends, whether or not declared, through the Holder Redemption Date, on such shares being redeemed (the "Holder Redemption Amount").

            (B)  A Holder of Series A Preferred may exercise the right to require the Corporation to redeem the Series A Preferred shares held by such Holder by sending written notice of such exercise, which notice shall state the number of shares of Series A Preferred to be redeemed, to the Corporation at its principal office or such other office or agency of the Corporation maintained for that purpose ("Corporate Office") not later than 30 days prior to the Holder Redemption Date and by surrendering to the Corporation at the Corporate Office the certificate or certificates representing the shares of Series A Preferred to be redeemed on the Holder Redemption Date. Upon receipt of such certificate or certificates, the Corporation shall deliver or cause to be delivered to the Holder of the shares being redeemed the Holder Redemption Amount therefor and, if less than the full number of shares of the Series A Preferred evidenced by the surrendered certificate or certificates are to be redeemed, a certificate, of like tenor with the certificate or certificates surrendered, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares redeemed. Such redemptions shall be deemed to have been made at the close of business on the Holder Redemption Date.

          6.    Liquidation Rights.    If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any of the Series A Preferred shall be outstanding, the preferences of the Holders of the then outstanding equity Securities of the Corporation to the assets of the Corporation available for distribution to such Holders shall be as follows:

            (A)  First, the Holders of the then outstanding Series A Preferred shall have a preference senior to the preference of the Holders of all other equity Securities of the Corporation, whether now or hereafter authorized, equal to the sum of $1,000.00 per share plus accrued and unpaid dividends thereon, whether or not declared; and

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            (B)  Second, the remainder, if any, of the assets of the Corporation shall be distributed to the Holders of all the remaining Securities in accordance with the Certificate of Incorporation or any resolution of the Board fixing and determining the preferential rights of any such Securities.

          7.    Protective Provisions.    So long as any Series A Preferred shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least 51% (or more if required by law) of the shares of Series A Preferred outstanding at the time:

            (A)  Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or the Corporation's By-laws, if such action would alter or change the Series A Preferred or any right or preference thereof; or

            (B)  Authorize or issue shares of Series A Preferred in excess of the first 4,905 shares of Series A Preferred issued by the Corporation pursuant to the authority granted hereby.

          8.    Definitions.    As used herein, the following terms have the following meanings:

            "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders.

            "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

            "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

        SIXTH:    No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 175 of the General Corporation Law of the State of Delaware (regarding the payment of an unlawful dividend and unlawful stock purchases or redemptions), (iv) for any transaction from which the director received an improper personal benefit; or (v) for any act or omission occurring prior to the date this provisions becomes effective.

        SEVENTH:    The By-Laws of the Corporation may be adopted, amended or repealed by either the Board of Directors of the Corporation or the holders of the outstanding shares of stock of the Corporation entitled to vote thereon.

        EIGHTH:    The election of directors need not be by written ballot.

        NINTH:    The name and address of the incorporators are:

NAME	ADDRESS
K. L. Husfelt	100 West Tenth Street Wilmington, Delaware 19801
B. A. Schuman	100 West Tenth Street Wilmington, Delaware 19801
E. L. Kinsler	100 West Tenth Street Wilmington, Delaware 19801

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        Certificate of Ownership of "DUR-O-WAL, INC.", a corporation organized and existing under the laws of the State of Delaware, merging "DURO ACQUISITION CO.", a corporation organized and existing under the laws of the State of Delaware, pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the twenty-first day of October, A.D. 1987, at 4:30 o'clock P.M.

        And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
DUR-O-WAL, INC.

        Dur-O-Wal, Inc., a Delaware corporation (the "Corporation"),

DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and submitting said amendments to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

            RESOLVED, that the Certificate of Incorporation of the Corporation be amended, effective as of March 21, 1988, by changing Articles Fourth and Fifth thereof so that, as amended, said Articles shall be and read as follows:

              FOURTH:    The aggregate number of shares which the Corporation shall be authorized to issue shall be 11,610, divided into 6,110 shares of Common Stock of the par value of $1.00 per share and 5,500 shares of Series A Cumulative Preferred Stock of the par value of $100.00 per share (the "Series A Preferred").

              FIFTH:    The Series A Preferred shall have the powers, preferences and rights and the qualifications, limitations or restrictions thereon as follows:

                1.     Preference.    The Preferences of each share of Series A Preferred with respect to dividend payments and distributions of the Corporation's assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred from time to time outstanding in every respect. The preferences of Series A Preferred in relation to all other equity Securities, whether now or hereafter authorized, shall be as stated herein.

                2.     Voting Rights.    Except as otherwise provided herein or by law, the Holder of each outstanding share of Series A Preferred shall, by virtue of his ownership thereof, be entitled to cast the number of votes on each matter submitted to the Corporation's stockholders for voting equal to the number of votes which may be cast by a Holder of ten (10) outstanding shares of Common Stock, and such votes shall be cast together with those cast by the Holders of Common Stock and not as a separate class except as otherwise provided herein or by law.

                3.     Dividend Rights.    The Holders of the Series A Preferred shall be entitled to receive cash dividends, when and as declared by the Board of Directors of the Corporation out of funds legally available for such purpose, at the rate of $60.00 per share per annum, and no more. Dividends shall be payable quarterly on the 15th day of January, April, July and October in each year, unless such day is a non-business day, in which event on the next business day, to holders of record on such respective dates, or on such other record date as may be determined by the Board of Directors of the Corporation, any such other record date not to be more than 90 days in advance of any such payment. Such dividends shall commence to be payable on April 15, 1988, and shall be cumulative and shall accrue on each share of Series A Preferred from the date of original issue thereof. No interest, or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

                4.     Liquidation Rights.    If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any of the Series A Preferred shall be outstanding, the preferences of the Holders of the then outstanding equity Securities of the Corporation to the assets of the Corporation available for distribution to such Holders shall be as follows:

                  (A)  First, the Holders of the then outstanding Series A Preferred shall have a preference senior to the preference of the Holders of all other equity Securities of the Corporation, whether now or hereafter authorized, equal to the sum of $1,000.00 per share plus accrued and unpaid dividends thereon, whether or not declared. If the assets of the Corporation shall be insufficient to pay in full such preferential amount than such assets shall be distributed among such Holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  (B)  Second, the Holders of the then outstanding shares of Common Stock of the Corporation shall be entitled to receive, on a per share basis, $100.00 plus the excess of (i) an amount computed at a rate of $6.00 per annum from the date of issuance of each such share over (ii) any previously paid dividends with respect to each such share. If the assets of the Corporation shall be insufficient to pay in full such amounts than such assets shall be distributed among such Holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                  (C)  Then, the remainder, if any, of the assets of the Corporation shall be distributed to the Holders of all the equity Securities of the Corporation treated as one class, for such purpose each then outstanding share of Series A Preferred to be deemed to be the equivalent of ten (10) shares of Common Stock.

                5.     Protective Provisions.    So long as any Series A Preferred shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least 51% (or more if required by law) of the shares of Series A Preferred outstanding at the time:

                  (A)  Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or the Corporation's By-laws, if such action would alter or change the Series A Preferred or any right or preference thereof; or

                  (B)  Authorize or issue shares of Series A Preferred in excess of the 5,500 shares of Series A Preferred authorized hereby; or

                  (C)  Authorize or issue shares of Common Stock in excess of the 6,110 shares authorized hereby.

                6.     Conversion.    On March 21, 1988, each outstanding share of Common Stock shall be reclassified, changed and converted into 0.1 shares of Series A Preferred. From and after March 21, 1988, each outstanding certificate, which prior to such date represented Common Stock, shall be deemed for all corporate purposes to evidence the ownership of that number of duly issued, outstanding, fully paid and non-assessable shares of Series A Preferred into which the shares of Common Stock represented by such certificate prior to March 21, 1988 have been so converted, and upon surrender of such certificate to the Corporation the Holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of

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        shares of Series A Preferred into which the shares of Common Stock theretofore represented by such certificate shall have been converted.

                7.     Definitions.    As used herein, the following terms have the following meanings:

                  "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders.

                  "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

        SECOND:    That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders was duly called and that the stockholders of the Corporation entitled to vote thereon approved said amendments by unanimous written consent.

        THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:    That the capital of the Corporation shall not be reduced under or by reason of said amendments.

        FIFTH:    That said amendments shall become effective on March 21, 1988.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested by its Secretary, this 15th day of March, 1988.

ATTEST:	DUR-O-WAL, INC.
/s/ ROGER M. PETERSON Roger M. Peterson, Secretary	By:	/s/ MARIO J. CATANI Mario J. Catani, President

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
DUR-O-WAL, INC.

        Dur-O-Wal, Inc., a Delaware corporation (the "Corporation"),

DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and submitting said amendments to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

            WHEREAS, it is in the best interests of the Corporation to increase the aggregate number of shares which the Corporation shall be authorized to issue and to modify the preferences, rights, qualifications, limitations and restrictions pertaining to the Series A Preferred (as defined below);

            NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Articles Fourth and Fifth so that as amended, said Articles shall be and read as follows:

              FOURTH:    The aggregate number of shares which the Corporation shall be authorized to issue shall be 15,710 divided into 10,210 shares of common stock, $1.00 par value per share, and 5,500 shares of Series A Preferred Stock, $100.00 par value per share ("Series A Preferred").

              FIFTH:    The Series A Preferred shall have the powers, preferences and rights and the qualifications, limitations or restrictions thereon as follows:

                1.     Preference.    The preferences of each share of Series A Preferred with respect to dividend payments and distributions of the Corporation's assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred from time to time outstanding in every respect and prior in right to such preferences of all other equity Securities of the Corporation, whether now or hereafter authorized.

                5.     Redemption

                  (A)  Mandatory Redemption Upon the Occurrence of Certain Events.    Upon the sale, lease or other transfer by the Corporation, in one transaction or any series of related transactions, of all or substantially all of its Property, then the Corporation shall redeem all the outstanding Series A Preferred not less than 40 days and not more than 70 days following the date of consummation of such transaction for an amount per share of Series A Preferred equal to the Liquidation Amount which would be payable with respect to shares of Series A Preferred if the Corporation were liquidated immediately following the consummation of such sale, lease or other transfer; provided, however, that the creation of security interests in or the granting of mortgages on Property shall not be deemed to effect a transfer thereof and provided, further, that no shares of Series A Preferred shall be redeemed pursuant to this Section 5 upon the sale, lease or other transfer by the Corporation, in one transaction or any series of related transactions, of all or substantially all of its Property if either (1) immediately prior to the consummation of such transaction or transactions, the Corporation shall be in default in the making of a payment of principal, interest or premium under the Household Indebtedness or with respect to a financial covenant contained in the Household Indebtedness or (2) such a default shall have existed within 180 days prior to the date of such consummation and shall have been terminated solely by a waiver granted by the Holder of the Household Indebtedness or by an amendment or modification of the Household Indebtedness, and the proceeds of such transaction or transactions (net of expenses related to such transactions) are applied concurrently with the receipt thereof either exclusively to the payment of all amounts due under the Household Indebtedness or, if such net proceeds exceed the amount then due under the Household Indebtedness, if such net proceeds are applied to the full payment of all amounts then due under the Household Indebtedness. The Corporation shall specify a Redemption Date not less than 40 days and not more than 70 days after such consummation. Within 14 days after such consummation, the Corporation shall mail a copy of a notice (a "Redemption Notice") to each Holder of Series A Preferred, by first-class mail, postage paid, to such Holder's address as shown on the books of the Corporation, stating (i) the Redemption Date, (ii) the cash portion of the estimated redemption price expressed in dollars and cents, and, if applicable, such other consideration as is payable with respect to each share of Series A Preferred, accompanied by the calculation of such price set out in reasonable detail, and (iii) the place where certificates evidencing Series A Preferred are to be surrendered in exchange for payment of the redemption price.

                  (B)  Manner of Redemption.    On the Redemption Date, the Corporation shall pay to each Holder of Series A Preferred with respect to each share of Series A Preferred tendered by such Holder at the place specified in the Redemption Notice the Liquidation Amount in effect on such Redemption Date, such payment to be made by the bank or trust company selected in accordance with Section 5(C). If the Corporation shall fail to make the deposit required by Section 5(C), the redemption price per share of Series A Preferred shall be the Liquidation Amount in effect on the date the required deposit is made in full.

                  (C)  Provision for Payment.    On or prior to the Redemption Date, the Corporation shall deposit as a trust fund with any bank or trust company selected by the Board cash and other consideration, if any, sufficient to redeem for the applicable redemption price, on the Redemption Date, all Series A Preferred then outstanding. The Corporation shall give to the said bank or trust company irrevocable instructions and authority to pay such sum to the Holders of Series A Preferred upon surrender of a certificate or certificates therefor at the place designated in the Corporation's Redemption Notice.

                  (D)  Effect of Provision for Payment.    If on the Redemption Date, funds and other consideration, if any, necessary for the redemption of all the Series A Preferred then outstanding shall have been deposited as provided for in Section 5(C), then from and after the Redemption Date, the Series A Preferred shall be deemed to be redeemed, and the redemption price shall become fixed, and the Holders of Series A Preferred shall cease to be shareholders of the Corporation with respect to Series A Preferred, and shall have no rights with respect thereto from and after the Redemption Date, except the right to receive from the bank or trust company payment of cash and other consideration, if any, sufficient to redeem their Series A Preferred upon surrender of the certificate or certificates evidencing Series A Preferred. In the event that certificates for any shares of Series A Preferred shall not have been duly surrendered for redemption within one (1) year from and after the Redemption Date, the cash and other consideration, if any, deposited with the said bank or trust company, as set forth above, may be withdrawn by the Corporation and used for its corporate purposes, and the Holders of the certificates for shares of Series A Preferred unsurrendered after such one (1) year shall have only the rights of general creditors against the Corporation for the cash and other consideration, if any, sufficient to redeem the shares of such Holder without interest thereon. Any interest accrued on any cash so deposited by the Corporation shall be the property of, and payable to, the Corporation.

                  (E)  No Reissuance of Series A Preferred.    All shares of Series A Preferred redeemed as hereinabove required shall be retired and cancelled and shall not be reissued.

                  (F)  Determination of Redemption Price.    If, within 30 days after receipt of a Redemption Notice, the Holders of not less than a majority of the Series A Preferred then outstanding shall notify the Corporation's board of directors in writing of their objection to the amount of the redemption price or the method of calculating such price, a determination of the redemption price shall be made by arbitration in accordance with the commerical rules of the American Arbitration Association, by an arbitrator in the City of Chicago, Illinois. If the Holders of a majority of the Series A Preferred then outstanding shall so object, no redemption of Series A Preferred shall occur until a determination of the redemption price has been made by such arbitrator. Upon such determination being made, the Corporation shall give the Holders of Series A Preferred not less than 10 nor more than 30 days notice by a notice in the form and mailed in the manner specified in Section 5(A), and the deposit required by Section 5(C) shall be made on or prior to such new Redemption Date.

                6.     Right to Elect Directors.    If, any time, a Majority voting Right Event shall occur and be continuing the term of office of each member of the Board shall terminate effective upon the election of Preferred Directors pursuant to this Section 6; and each outstanding share of Series A Preferred shall entitle the Holder thereof to one vote, and the Holders of not less than a majority of the then outstanding Series A Preferred (the "Preferred Voting Majority"), voting as a class, shall have the right, exercisable in accordance with the paragraph immediately below, to elect Preferred Directors in such numbers as shall constitute a majority of the then authorized number of directors of the Corporation; provided, however, that at such time as the Majority Voting Right Event or Events which gave rise to the exercise of the voting rights provided for in this Section 6 has been cured by waiver, payment or otherwise, and all other events creating a Majority Voting Right Event, if any, shall have been cured by waiver, payment or otherwise, the right of the Holders of Series A Preferred to vote as provided in this Section 6 shall cease, subject to renewal from time to time upon the same terms and conditions. Waiver of any Majority Voting Right Event shall require the approval by vote or written consent of the Holders of not less than a majority of the then outstanding shares of Series A Preferred.

                At any time after the voting power to elect directors pursuant to this Section 6 shall have become vested in the Holders of Series A Preferred, as provided in this Section 6, the Corporation may, and upon the written request of the Holders of that number of then outstanding shares of Series A Preferred which equal at least 20% of the number of shares of Series A Preferred then outstanding, addressed to the

        Corporation at its principal office, shall, call a special meeting of the Holders of the Series A Preferred for the purpose of electing the Preferred Directors, such meeting to be held not less than 10 nor more than 20 days following receipt by the Corporation of such written request. If notice of such meeting shall not be transmitted by the Corporation within 5 days after personal service of the request therefor, or within 10 days after mailing of the same by registered mail within the United States of America, then the Holder of that number of shares of the then outstanding Series A Preferred which equal at least 20% of the number of share of Series A Preferred then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place designated in the by-laws of the Corporation for meetings of the Corporation's stockholders and upon not less than 10 nor more than 20 days notice and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual meeting held while the Holders of Series A Preferred have the voting power to elect directors pursuant to this Section 6, the Preferred Voting Majority, present in person or by proxy, shall be sufficient to constitute a quorum for the election of Preferred Directors as provided in this Section 6, and the Preferred Directors, together with any and all other directors who are then elected members of the Board by the Holders of Common (the "Other Directors"), shall constitute the duly elected directors of the Corporation. Any vacancy which shall arise for any reason with respect to a Preferred Director at any time when the Holders of Series A Preferred have the right to elect Preferred Directors pursuant to the provisions of this Section 6, if filled, shall be filled by action of the remainder of the Preferred Directors, or if there be none, by the Holders of the then outstanding Series A Preferred at a meeting called in the manner set forth hereinabove in this Section 6 and voting in the manner set forth hereinabove in this Section 6. Any vacancy which shall arise for any reaon with respect to an Other Director, if filled, shall be filled by action of the remainder of the Other Directors, or if there be none, by the Holders of the then outstanding Common at a meeting called in the manner set forth in the Corporation's by-laws and voting in the manner set forth hereinabove in this Section 6.

                Whenever the special voting power of the Holders of Preferred pursuant to this Section 6 has ceased as provided hereinabove in this Section 6, the term of office of all persons who are at the time Preferred Directors, shall terminate and the vacancies created thereby shall be filled at a meeting called in a manner set forth in accordance with the Corporation's by-laws.

                7.     Protective Provision.    So long as any shares of Series A Preferred shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least a majority (or more if required by law) of the then outstanding shares of Series A Preferred (which, in the case of subsection (L) of this Section 7, shall not be unreasonably withheld):

                  (A)  Amend or repeal any provisions of, or add any provision to, this Article Fifth;

                  (B)  Amend or repeal any provision of, or add any provision to, the Corporation's certificate of incorporation other than this Article Fifth of the Corporation's by-laws, if such action would adversely affect or alter or change the Series A Preferred or any right or preference thereof;

                  (C)  Authorize, create, issue or sell any shares of Parity Stock or Superior Stock, or reclassify any shares of any Security into shares of Parity Stock or Superior Stock;

                  (D)  Invest cash or other capital in any business except (i) the Corporation's own business as conducted on the date of issuance of the Series A Preferred, and (ii) the businesses of entities principally engaged in activities within Standard Industrial Classification Codes that are the same as those in which the Corporation is engaged as of the date of issuance of the Series A Preferred;

                  (E)  Pay any management fee, service fee, consulting fee or any other distribution to Omni or its subsidiaries, Roger M. Peterson or Thomas H. Stamataky in excess of amounts permitted under the terms of the Household Indebtedness;

                  (F)  Prior to October 1, 1992, permit Indebtedness of itself and the Subsidiaries to exist which in the aggregate exceeds the sum of (i) the maximum amount of the Corporation's Household Indebtedness which may be extended to the Corporation under the Secured Credit Agreement, dated October 15, 1987, by and between the Corporation and Household Commercial Financial Services, Inc., as amended to January 24, 1990, and as supplemented by a letter agreement dated April 6, 1990, by and between the Corporation and Household Commercial Services, Inc., but not as otherwise amended or modified subsequent to January 24, 1990, (ii) the obligations in existence on March 31, 1990 under the Non-Compete Agreements, and (iii) $2,000,000;

                  (G)  Authorize, issue or create more than 5,500 shares of Series A Preferred;

                  (H)  Take any action which would cause a dividend or other distribution to be deemed to be received by the Holders of Series A Preferred for federal income tax purposes unless such dividend or other distribution is actually received by such Holders;

                  (I)   Purchase, redeem or otherwise acquire directly or indirectly through a Subsidiary or otherwise any of the Corporation's Stock other than Series A Preferred redeemed pursuant to Section 5 hereof;

                  (J)   Pay any dividend or make any other distribution of any kind, or permit any Subsidiary to pay any dividend or make any other distribution of any kind, with respect to any Stock of the Corporation, other than a dividend or distribution in complete liquidation of the Corporation or a redemption payment pursuant to Section 5 hereof;

                  (K)  Enter into, or permit any Subsidiary to enter into, any agreement, indenture or other instrument which contains any provisions restricting the redemption of the Series A Preferred to the full extent required by Section 5 hereof or amend or modify, or permit any Subsidiary to amend or modify, any agreement, indenture or other instrument so as to add any such provisions, in each case other than provisions in an agreement, indenture or other instrument creating, providing for or evidencing Indebtedness which provisions are not more restrictive than those contained, on the date that such provisions become effective, in the Household Indebtedness; or

5

                  (L)  Authorize, create, issue or sell Common so that more than 8,540 shares of Common are outstanding or authorized for issuance other than up to 1,570 shares of Common in addition to such 8,640 shares or reclassify any shares of any Security into shares of Common; provided, however, that such 1,570 shares may be issued or authorized for issuance only to Persons who, on the date of issuance, are officers or employees of the Corporation or a Subsidiary, and provided, further, that none of such 1,570 shares shall be issued to Roger M. Peterson, Thomas H. Stamataky, the spouse of either of them or any lineal descendant or the spouse of any lineal descendant of either of them.

                8.     Definitions.    As used herein, the following terms have the following meanings:

                  "Board" shall have the meaning set forth in Section 4.

                  "Common" shall mean the Corporation's common stock, $1.00 par value per share, and any Stock into which such common stock may hereafter be changed.

                  "Exchange Agreement" means that certain Share Exchange Agreement, dated as of April 9, 1990, by and among Allstate Insurance Company, Omni, Omnitrus Merging Corp., the Corporation, Roger M. Peterson and Thomas H. Stamataky.

6

                  "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders.

                  "Household Indebtedness" shall mean the indebtedness evidenced by that certain Secured Credit Agreement, dated October 15, 1987, as amended, by and between the Corporation and Household Commercial Financial Services, Inc., and any renewal or extension or refunding or refinancing in whole or in part (whether or not such refunding or refinancing is by Household Commercial Financial Services, Inc.) thereof.

                  "Indebtedness" of any corporation shall mean the principal of (and premium, if any) and unpaid interest on:

                    (i)    indebtedness which is for money borrowed from others;

                    (ii)   indebtedness guaranteed, directly or indirectly; in any manner by such corporation, or in affect guaranteed, directly or indirectly, by such corporation through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase Property or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss;

                    (iii)  all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon Property owned by such corporation, even if such corporation has not in any manner become liable for the payment of such indebtedness;

                    (iv)  all indebtedness of such corporation created or arising under any conditional sale, lease or other title retention agreement with respect to Property acquired by such corporation even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such Property; and

                    (v)   renewals, extensions and refundings or refinancings of any such indebtedness.

                  "Liquidation Amount" shall have the meaning specified in Section 3 hereof.

                  "Liquidation Amount-Part I" shall have the meaning specified in Section 3 hereof.

                  "Majority Voting Right Event" shall mean any of the following:

                    (i)    violation by the Corporation of Section 5 or 7 hereof, provided that such violation has continued for not less than 30 days;

                    (ii)   the commencement by the Corporation, or any holder of more than 50% of the Corporation's Voting Securities (the "Parent") or any Subsidiary of a voluntary case as a debtor concerning the Corporation, or the Parent or any Subsidiary under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or the commencement of an involuntary case against the Corporation, or the Parent or any Subsidiary under the Bankruptcy Code if relief is ordered against the Corporation, or the Parent or any Subsidiary or the petition is controverted but is not dismissed within

            60 days after the commencement of such case; or if a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the Property of the Corporation, or the Parent or any Subsidiary; or if the Corporation, or the Parent or any Subsidiary commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or the Parent or any Subsidiary or there is commenced against the Corporation, or the Parent or any Subsidiary any such proceeding which remains undismissed for a period of 60 days; or the Corporation, or the Parent or any Subsidiary is adjudicated insolvent or bankrupt; or if the Corporation, or the Parent or any Subsidiary fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or if the Corporation, or the Parent or any Subsidiary by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its Property or suffers any such appointment to continue undischarged or unstayed for a period of 90 days; or if the Corporation, or the Parent or any Subsidiary makes a general assignment for the benefit of creditors; or if the Corporation, or the Parent or any Subsidiary takes any action for the purpose of effecting any of the foregoing;

                    (iii)  the existence of a final judgment or judgments for the payment of money aggregating in excess of $100,000 which has been outstanding against the Corporation or any Subsidiary for not less than 30 days from the date of its entry and has not been discharged in full or stayed;

                    (iv)  if any material representation or warranty made by the Corporation or Omni in the Exchange Agreement pertaining to the issuance and sale of the Series A Preferred or any material statement made by the Corporation, Omni, Roger M. Peterson or Thomas H. Stamataky in any certificate or other instrument or document delivered under or pursuant to any provision of the Exchange Agreement shall prove to have been false or incorrect in any material respect on the date as of which made;

                    (v)   failure by the Corporation, Omni, Roger M. Peterson or Thomas H. Stamataky to observe and perform in any material respect any of its or his covenants, undertakings and agreements set forth in the Exchange Agreement if such failure continues for not less than 30 days after notice of such failure has been given by any Holder of Series A Preferred; and

                    (vi)  failure by the Corporation to redeem on the Redemption Date all Series A Preferred outstanding on such date.

                  "Non-Compete Agreements" shall mean those two separate Consulting and Non-Compete Agreements, each dated October 21, 1987, by and between the Corporation's predecessor, Duro Acquisition Co. and Edwin C. Parker and R. Douglas Petrie, respectively.

                  "Omni" shall mean Omni Investors, Inc., a Delaware corporation.

                  "Other Directors" shall have the meaning set forth in Section 6 hereof.

                  "Parity Stock" shall mean any shares of any class of Stock of the Corporation having any preference or priority as to dividends or Property on a parity with any such preference or priority of the Series A Preferred and no preference or priority as to dividends or Property superior to any such preference or priority of the Series A Preferred and any instrument or Security convertible into or exchangeable for Parity Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of liquidation preferences with respect to any class of Stock, differing from that of the Series A Preferred shall not prevent such class of Stock from being Parity Stock.

                  "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  "Preferred Directors" shall mean the directors elected by the Preferred Voting Majority pursuant to Section 5 hereof. "Preferred Director" shall mean one of the Preferred Directors.

                  "Preferred Voting Majority" shall have the meaning set forth in Section 6 hereof.

                  "Property" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

                  "Redemption Date" shall mean the date specified by the Corporation for redemption of the Series A Preferred, which date shall not be less than 40 days nor more than 70 days following the consummation of the transactions described in Section 5(A) and 5(B) hereof.

                  "Redemption Notice" shall mean the notice set forth in Section 5(A) hereof.

                  "Securities" shall mean any debt or equity securities of the Corporation or Omni, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

                  "Series A Preferred" shall mean the Corporation's Series A Preferred Stock, $100.00 par value per share, and any Stock into which such Stock may hereafter be changed.

                  "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

                  "Subsidiary" shall mean any corporation at least 50% of whose outstanding Voting Securities and capital stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

                  "Superior Stock" shall mean any shares of any class of Stock of the Corporation having any preference or priority as to dividends or Property superior to any such preference or priority of the Series A Preferred and any instrument convertible into or exchangeable for Superior Stock.

                  "Voting Securities," as applied to the securities of any corporation, shall mean securities of any class or classes (however designated) having ordinary voting power for the election of a member of the Board of Directors (or other governing body) of such corporation, other than securities having such power only by reason of the happening of a contingency.

          SECOND:    That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation entitled to vote thereon approved said amendments by unanimous written consent.

          THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH:    That the capital of the Corporation shall not be reduced under or by reason of said amendments.

          FIFTH:    That said amendments shall become effective on the date that this Certificate is filed with the Secretary of State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested by its Secretary, this 12th day of April, 1990.

ATTEST:	DUR-O-WAL, INC.
/s/ ROGER M. PETERSON Roger M. Peterson, Secretary	By:	/s/ MARIO J. CATANI Mario J. Catani, President

3471c(1)

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * *

        PARKER-PETRIE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of PARKER-PETRIE, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

              "The name of the corporation is DUROWALL, INC."

          SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said PARKER-PETRIE, INC. has caused this certificate to be signed by Edwin C. Parker, its President and attested by E. F. Sikorovsky, its Assistant Secretary, this 5th day of January, 19??.

/s/ EDWIN C. PARKER Edwin C. Parker President
ATTEST:
By:	/s/ R. DOUGLAS PETRIE R. Douglas Petrie Secretary

QuickLinks

  Exhibit 3.2
CERTIFICATE OF INCORPORATION OF PARKER-PETRIE, INC.
CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF DUROWALL, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JANUARY 12, 1981, AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS FOR NEW CASTLE COUNTY, DELAWARE, ON JANUARY 12, 1981
CERTIFICATE OF OWNERSHIP AND MERGER MERGING DURO ACQUISITION CO. INTO DUR-O-WAL, INC.
CERTIFICATE OF INCORPORATION OF DUR-O-WAL, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DUR-O-WAL, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DUR-O-WAL, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION